UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 26, 2006
ALBERTSON’S, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-6187	82-0184434

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
250 Parkcenter Blvd, P.O. Box 20
Boise, Idaho 83726
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code:
(208) 395-6200
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans
On May 26, 2006, Albertson’s, Inc. (the “Company”) notified its directors and officers that, in connection with the conversion of the Company’s shares to the consideration set forth in the Agreement and Plan of Merger, dated as of January 22, 2006, by and among the Company, New Aloha Corporation, New Diamond Sub, Inc., SUPERVALU INC. and Emerald Acquisition Sub, Inc. (the “Merger Agreement”), a blackout period with respect to the Albertsons Savings & Retirement Estates will be in effect beginning June 1, 2006. The blackout is anticipated to end on June 7, 2006. The Company provided the notice to its directors and executive officers in accordance with Rule 104 of Regulation BTR.
A copy of the notice is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.
Item 8.01 Other Information
To assist with timely conversion of the Company’s shares to the consideration set forth in the Merger Agreement, no exercises of Company stock options will be permitted on June 1, 2006.
Item 9.01 Financial Statements and Exhibits
Exhibits
99.1	Notice of Blackout Period to Directors and Executive Officers of Albertsons, Inc. dated May 26, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 26, 2006

ALBERTSON’S, INC.
By:	/s/ John R. Sims
Name:	John R. Sims
Title:	Executive Vice President & General Counsel

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